EXHIBIT 99.1

INTERNET BRANDS, INC. REPORTS THIRD QUARTER 2010 FINANCIAL RESULTS

▪	Revenues: $29.1 million in third quarter, year-over-year growth of 15%
▪	Adjusted EBITDA: $12.3 million in third quarter, year-over-year growth of 15%
▪	Net Income: $3.1 million in third quarter, $0.06 per diluted common share
▪	Unique Visitor growth of 39% year-over-year

LOS ANGELES, CA (November 2, 2010) – Internet Brands, Inc. (NASDAQ: INET) today reported financial results for the three and nine months ended September 30, 2010.

Third Quarter Operating Results

Total revenues for the third quarter of 2010 were $29.1 million, a 15% increase from $25.3 million in the prior year period.

Consumer Internet advertising revenues increased by $4.3 million in the third quarter of 2010 as compared to the prior year period, driven primarily by growth from websites in the Company’s Shopping, Careers, Auto Enthusiast, and Legal verticals.  Excluding automotive e-commerce, revenues from websites grew organically by 14% in the third quarter of 2010 as compared to the prior year period, and 12% for websites owned more than one year.  Overall, Consumer Internet revenues were $20.5 million in the third quarter of 2010, a 23% increase from $16.6 million in the prior year period.  Licensing revenues were $8.6 million in the third quarter of 2010 as compared to $8.7 million in the prior year period.

Net income for the third quarter of 2010 was $3.1 million, or $0.06 per diluted common share, compared to net income of $3.3 million, or $0.07 per diluted common share, in the prior year period.  During the third quarter of 2010, the Company incurred approximately $2.2 million of non-recurring costs associated with the potential merger with an affiliate of Hellman & Friedman Capital Partners VI, L.P.  These costs negatively impacted net income in the third quarter of 2010 by $0.05 per diluted common share.

For the third quarter of 2010, Adjusted EBITDA grew 15% to $12.3 million from $10.7 million in the prior year period.

Total monthly unique visitors to the Company’s network of websites grew to a monthly average of 69 million in the third quarter of 2010, a 39% increase from 50 million in the third quarter of 2009.  In each period, more than 98% of the traffic to the Company’s websites was derived from non-paid sources.

Nine Months Ended 2010 Operating Results

Total revenues for the nine-month period ended September 30, 2010 were $83.5 million, a 16% increase from $72.1 million in the prior year period.

Consumer Internet advertising revenues increased by $12.0 million for the nine-month period ended September 30, 2010 as compared to the prior year period, driven primarily by growth from websites in the Company’s Auto Enthusiast, Home, and Careers verticals.  The increase in advertising revenues was partially offset by a $3.7 million year-over-year decrease in automotive e-commerce revenues. Overall, Consumer Internet revenues were $56.9 million for the nine-month period ended September 30, 2010, a 17% increase from $48.6 million in the prior year period.

Licensing revenues were $26.6 million for the nine-month period ended September 30, 2010, a 13% increase from $23.5 million in the prior year period.  The increase was primarily the result of new client accounts and the sale of additional services to existing clients at the Company’s Autodata division.

Net income for the nine-month period ended September 30, 2010 was $10.7 million, or $0.22 per diluted common share, compared to net income of $8.1 million, or $0.18 per diluted common share, in the prior year period.

For the nine-month period ended September 30, 2010, Adjusted EBITDA grew 22% to $34.5 million from $28.3 million in the same period last year.

Balance Sheet and Liquidity

As of September 30, 2010, the Company had $60.2 million of cash and investments, and no outstanding debt under its $35 million revolving line of credit.

Net cash provided by operating activities for the nine-month period ended September 30, 2010 was $32.8 million compared to $27.1 million in the prior year period, representing an increase of 21%.

Acquisitions

During the third quarter of 2010, the Company acquired five websites for an aggregate purchase price of approximately $7.0 million.  The five acquisitions include two websites in the Auto Enthusiast vertical, one website in the Health vertical, one website in the Money, Legal and Business vertical, and one website in the Travel and Leisure vertical.

For the nine-month period ended September 30, 2010, the Company completed fourteen website-related acquisitions for an aggregate purchase price of approximately $23.3 million. Total cash spend related to acquisition purchases, earnouts and holdbacks totaled $22.3 million for the nine-month period ended September 30, 2010.

Non-GAAP Financial Measures

This press release includes a discussion of "Adjusted EBITDA," which is a non-GAAP financial measure.  The Company defines EBITDA as net income before (a) investment and other income (expense); (b) income tax provision (benefit); and (c) depreciation and amortization; The Company defines Adjusted EBITDA as a further adjustment of EBITDA to exclude share-based compensation expense related to the Company's grant of stock options and other equity instruments, and transaction costs related to the potential merger with Hellman & Friedman.

The Company believes these non-GAAP financial measures provide important supplemental information to management and investors. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting the Company's business and results of operations.

Management uses EBITDA and Adjusted EBITDA as measurements of the Company's operating performance because they provide information related to the Company's ability to provide cash flows for acquisitions, capital expenditures and working capital requirements. Internally, these non-GAAP measures are also used by management for planning purposes, including the preparation of internal budgets; to allocate resources to enhance financial performance; to evaluate the effectiveness of operational strategies; and to evaluate the Company's capacity to fund capital expenditures and to expand its business. The Company also believes that analysts and investors use EBITDA and Adjusted EBITDA as supplemental measures to evaluate the overall operating performance of companies in its industry.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company's consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company's non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The table below reconciles net income and Adjusted EBITDA for the periods presented (in thousands):

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009
	(unaudited)

Net income	$3,058	$3,295	$10,699	$8,103
Provision for income taxes	2,455	2,323	7,681	5,669
Depreciation and amortization	4,377	4,194	13,157	12,020
Stock-based compensation	1,494	874	4,033	2,418
Investment and other income (expense)	(1,311)	8	(3,299)	85
Transaction costs	2,207	-	2,207	-

Adjusted EBITDA	$12,280	$10,694	$34,478	$28,295

About Internet Brands, Inc.

Internet Brands, Inc. (NASDAQ:INET) is a unique and leading Internet media company.  INET owns and operates more than 100 websites that are leaders in their vertical markets.  These websites include ApartmentRatings.com, CarsDirect.com, CruiseReviews.com, DavesGarden.com, DoItYourself.com, FitDay.com, FlyerTalk.com, HealthNews.org, Loan.com, Wikitravel.org, and many more. In total, these sites organically attract (without paid marketing) approximately 69 million unique visitors per month. The vast majority of these sites have very strong community participation.

INET is also unique in its ability to monetize Internet audiences. The company's proprietary platform optimizes yields from its more than 40,000 direct advertisers spanning seven vertical categories. The platform is also core to the company's acquisitions strategy, providing a cost-efficient and scalable approach to expanding the company's online footprint.

Important Additional Information

In connection with the proposed merger with affiliates of Hellman & Friedman Capital Partners VI, L.P., Internet Brands filed a Preliminary Proxy Statement on Schedule 14A and a Schedule 13E-3 on September 30, 2010, and will file a definitive proxy statement and other materials with the Securities and Exchange Commission (“SEC”) at a later date.   WE URGE INVESTORS TO READ THE PRELIMINARY PROXY STATEMENT, SCHEDULE 13E-3, AND THE DEFINITIVE PROXY STAETMENT (WHEN IT BECOMES AVAILABLE), ALL RELATED SUPPLEMENTS AND AMENDMENTS (IF ANY AND WHEN THEY BECOME AVAILABLE), AND ALL OTHER RELATED MATERIALS CAREFULLY BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT INTERNET BRANDS AND THE PROPOSED TRANSACTION.   Investors may obtain free copies of the Preliminary Proxy Statement and the Schedule 13E-3 (and the definitive proxy statement and other related materials when they become available) as well as other filed documents containing information about Internet Brands at http://www.sec.gov, the SEC’s free internet site.  Free copies of Internet Brands’ SEC filings including the Preliminary Proxy Statement and Schedule 13E-3 (and the definitive proxy statement when available) are also available on Internet Brands’ internet site at http://www.internetbrands.com/ under “Investors.”

Internet Brands and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Internet Brands’ stockholders with respect to the proposed transaction.  Information regarding the executive officers and directors of Internet Brands is included in the Preliminary Proxy Statement on Schedule 14A filed with the SEC on September 30, 2010 under "Important Information Regarding Internet Brands--Directors and Executive Officers of Internet Brands" and "Important Information Regarding Internet Brands--Ownership of Common Stock by Certain Beneficial Owners and Directors and Executive Officers." The Preliminary Proxy Statement also contains a description of the parties involved in the potential merger and their direct or indirect interests in the Company under "Summary Term Sheet--The Parties involved in the Merger," "The Parties to the Merger," "Important Information Regarding Internet Brands--Ownership of Common Stock by Certain Beneficial Owners and Directors and Executive Officers," and "Important  Information Regarding Parent, Merger Sub and the H&F Filing Persons."

Safe Harbor Statement

Some of the statements in this press release may constitute forward-looking information and statements. These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events.  Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.  These risks, uncertainties, assumptions and other important factors include, but are not limited to, our pursuit of an acquisition-based growth strategy entailing significant execution, integration and operational risks, the impact of the recent downturn in the economy and the automotive industry in particular on our revenues from automotive dealers and manufacturers, our ability to compete effectively against a variety of Internet and traditional offline competitors, our reliance on the public to continue to contribute content without compensation to our websites that depend on such content, and risks associated with our ability to close the previously-disclosed merger with an affiliate of Hellman & Friedman Capital Partners VI, L.P. For more information on factors that may affect future performance, please review the reports filed by us with the U.S. Securities and Exchange Commission (SEC), in particular our Annual Report on Form 10-K for the annual period ended December 31, 2009, filed with the SEC on March 3, 2010. You should consider these factors in evaluating forward-looking statements.  For additional information regarding the risks related to our business, see our prospectus in the Registration Statement, and other related documents, that we have filed with the SEC.  You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov.  All information provided in this release is as of November 2, 2010 and should not be unduly relied upon because we undertake no duty to update this information.

Contact:                 Scott Friedman
Internet Brands, Inc.
Scott.Friedman@internetbrands.com
(310) 280-4000

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INTERNET BRANDS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2010	2009
	Unaudited
ASSETS

Current assets
Cash and cash equivalents	$43,591	$38,408
Investments, available for sale	16,615	21,736
Accounts receivable, less allowances for doubtful accounts of $514 and $618 at September 30, 2010 and December 31, 2009, respectively
	15,511	15,416
Deferred income taxes	11,732	16,184
Prepaid expenses and other current assets	1,655	1,212
Total current assets	89,104	92,956

Property and equipment, net	18,483	15,125
Goodwill	247,438	223,925
Intangible assets, net	16,069	20,080
Deferred income taxes	37,350	39,255
Other assets	594	602

Total assets	$409,038	$391,943

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$15,028	$13,957
Deferred revenue	5,295	6,414
Total current liabilities	20,323	20,371

Other liabilities	144	258

Stockholders’ equity

Common stock, Class A, $.001 par value; 125,000,000 shares
authorized and 43,293,067 and 42,095,325 issued and outstanding
at September 30, 2010 and December 31, 2009	43	42

Common stock, Class B, $.001 par value; 6,050,000 authorized and 3,025,000 shares issued and outstanding at September 30, 2010
and December 31, 2009	3	3

Additional paid-in capital	620,848	612,528
Accumulated deficit	(231,107)	(241,806)
Accumulated other comprehensive (loss) income	(1,216)	547
Total stockholders’ equity	388,571	371,314

Total liabilities and stockholders’ equity	$409,038	$391,943

INTERNET BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenues
Consumer Internet	$20,453	$16,648	$56,910	$48,624
Licensing	8,615	8,674	26,608	23,454
Total revenues	29,068	25,322	83,518	72,078

Costs and operating expenses
Cost of revenues	5,128	4,470	15,233	13,659
Sales and marketing	5,634	4,675	16,049	14,012
Technology	2,812	2,660	7,688	7,066
General and administrative	4,708	3,697	14,103	11,464
Depreciation and amortization of intangibles	4,377	4,194	13,157	12,020
Transaction costs	2,207	-	2,207	-
Total costs and operating expenses	24,866	19,696	68,437	58,221

Income from operations	4,202	5,626	15,081	13,857
Investment and other (expense) income	1,311	(8)	3,299	(85)
Income before income taxes	5,513	5,618	18,380	13,772
Provision for income taxes	2,455	2,323	7,681	5,669
Net income	$3,058	$3,295	$10,699	$8,103

Basic net income per share - Class A and B	$0.07	$0.08	$0.24	$0.19
Diluted net income per share - Class A and B	$0.06	$0.07	$0.22	$0.18

Class A and B weighted average number of shares - Basic	44,767,237	43,623,449	44,497,500	43,434,920
Class A and B weighted average number of shares - Diluted	48,346,678	46,498,811	47,881,373	45,846,679

Stock-based compensation expense by function
Sales and marketing	$210	$108	$572	$301
Technology	135	50	343	144
General and administrative	1,149	716	3,118	1,973